UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):	September 23, 2024

IES Holdings, Inc.

Delaware	001-13783	76-0542208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2 Riverway, Suite 1730, Houston, Texas 77056
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 860-1500

 Check the appropriate box below if the From 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IESC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director
On September 23, 2024, the Board of Directors (the “Board”) of IES Holdings, Inc. (the “Company”) elected John Louis Fouts as a director of the Company, to hold office until the next annual meeting of stockholders of the Company, or, if earlier, such time as his successor is elected and qualified or his resignation or removal, in accordance with the Amended and Restated Bylaws of the Company. On September 23, 2024, Mr. Fouts was also appointed to the Audit Committee of the Board. Mr. Fouts, 57, has served as the managing member at Fouts Family Investments, a private investment holding company, since 2021. From 2002 to 2021 he was a partner with Water Street Capital, a private investment firm located in Jacksonville, Florida. In addition, Mr. Fouts currently serves as a Trustee of the Georgia Tech Foundation and is the Chairman of its Investments Committee.

Mr. Fouts will receive compensation for Board service consistent with compensation received by the Company's other non-employee directors (as described in the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 9, 2024).

The Company is not aware of any arrangements or understandings between Mr. Fouts and any other persons pursuant to which Mr. Fouts was selected as a director, and there are no transactions in which Mr. Fouts has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On September 23, 2024, immediately prior to Mr. Fouts’ election to the Board and appointment to the Audit Committee, the Company received notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC that, as a result of a director's resignation from the Board and the Audit Committee on September 4, 2024, the Audit Committee was no longer composed of at least three members as required by Nasdaq Listing Rule 5605. Following Mr. Fouts’ appointment, the Audit Committee is again composed of at least three members in accordance with the rule.

Item 7.01    Regulation FD Disclosure.

On September 26, 2024, the Company issued a press release announcing Mr. Fouts’ appointment. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, which is furnished herewith and relates to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section nor shall such information be deemed incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1 —	Press release dated September 26, 2024.
104 —	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date:	September 26, 2024	By: /s/ Mary K. Newman
Name: Mary K. Newman
Title: General Counsel and Corporate Secretary